This AGREEMENT made and entered into as of this 17th day of March, 1998, by and between JEPCO Development Co., LLC, an Oregon Limited Liability Corporation as Lessor (herein called "Lessor"), and LaCrosse Footwear, Inc., a Wisconsin Corporation, as Lessee (herein called "Lessee"):

                                   WITNESSETH

1. ORIGINAL LEASE. Lessor is the successor in interest to JEPCO Development Co., an Oregon General Partnership ("JEPCO Partnership"), the lessor under a lease dated the 14th day of March, 1994, between Lessee and JEPCO Partnership ("Lease"). The Lease covers the Danner building and grounds at 12722 N.E.
          Airport Way, Portland, Oregon.

2. EXERCISE OF OPTION. The Lessee hereby exercises its option under the Lease to extend the lease five years from March 13, 2004, until March 13, 2009. Lessor hereby accepts the exercise of such option. The parties acknowledge that the term of the lease has now been extended until March 13, 2009.

3.        RENTAL

          a) Parking Lot Improvement. Lessor agrees to expand the parking lot in accordance with the drawings of V8LMK engineering firm, attached hereto as Exhibit A. The parking lot improvement shall be undertaken in accordance with applicable zoning and land use regulations. It is currently estimated that the cost will be $120,000 excluding the Code Updates described in "C" below. The useful life is assumed to be 15 years.

          b) Basic Rental Adjustment. On substantial completion of the parking lot, or upon its first use by Lessee, whichever first occurs, the annual rent shall be increased by the Amortizable Cost of Parking Lot, as defined below. The Amortizable Cost shall be the Total Actual Cost divided by 15. The Total Actual Cost shall be the sum of all monies spent on building and developing the Parking Lot, including but not limited to engineering fees, permit fees, and amounts paid to contractors and subcontractors for actually building and landscaping the parking lot.

          c) Code Updated. Lessee will, in the process of making the currently planned internal tenant improvements on the Danner Building, work with Lessor so that these improvements will be counted as the 1020 code updates required by the government as part of the Parking Lot Improvement.

4. ORIGINAL LEASE TERMS. All other terms of conditions of the original Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this instrument under seal, as of the day and year first above written.


LESSOR:  JEPCO DEVELOPMENT CO.              LESSEE:  LACROSSE FOOTWEAR, INC.



By:   /s/John H. Herman                     By:  /s/ Patrick K. Gantert
      John H. Herman                               Patrick K. Gantert

                                   Exhibit A







                            [Drawing of Parking lot]